SOUTHWESTERN PUBLIC SERVICE COMPANY

                                       TO

                            WILMINGTON TRUST COMPANY,
                                   AS TRUSTEE

                              --------------------

                          FIRST SUPPLEMENTAL INDENTURE

                          Dated as of October 21, 1996

                                       TO

                                    INDENTURE

                          Dated as of October 21, 1996

                              ---------------------


                     7.85% Deferrable Interest Subordinated
                          Debentures, Series A Due 2036

            FIRST SUPPLEMENTAL INDENTURE, dated as of October 21, 1996 (the "First Supplemental Indenture"), between Southwestern Public Service Company, a New Mexico corporation (the "Company"), and Wilmington Trust Company, as trustee (the "Trustee") under the Indenture, dated as of October 21, 1996, from the Company to the Trustee (the "Indenture") (terms used but not defined herein are used as defined in the Indenture).

            WHEREAS, the Company has executed and delivered the Indenture to the Trustee in order to provide for the future issuance of its subordinated debentures (the "Securities"), such Securities to be issued from time to time in one or more series as may be determined by the Company under the Indenture, in an unlimited aggregate principal amount that may be authenticated and delivered thereunder as provided in the Indenture;

            WHEREAS, Southwestern Public Service Capital I (the "Series A Trust") may, pursuant to the Underwriting Agreement dated October 16, 1996 among the Company, the Series A Trust and the Underwriters named therein, issue $100,000,000 aggregate liquidation preference of its 7.85% Trust Preferred Securities, Series A (the "Series A Preferred Securities") with a liquidation amount of $25 per Series A Preferred Security;

            WHEREAS, the Company is guaranteeing (the "Parent Guarantee") the payment of distributions on the Series A Preferred Securities, the payment of the Redemption Price and the payment on liquidation with respect to the Series A Preferred Securities, to the extent provided in the Guarantee Agreement, of even date herewith between the Company and Wilmington Trust Company, as guarantee trustee for the benefit of the holders of the Series A Preferred Securities;

            WHEREAS, the Company wishes to sell to the Series A Trust, and the Series A Trust wishes to purchase from the Company, Series A Securities (as defined below) in an aggregate principal amount equal to $103,092,775, and in satisfaction of the purchase price for such Series A Securities, the administrative trustees of the Series A Trust, on behalf of the Series A Trust, wish to (i) execute and deliver to the Company Common Securities certificates evidencing an ownership interest in the Series A Trust, registered in the name of the Company, having an aggregate liquidation amount of $3,092,775 and (ii) deliver to the Company the sum of $100,000,000;

            WHEREAS, the Company has duly authorized the creation of an issue of its 7.85% Deferrable Interest Subordinated Debentures, Series A Due 2036 (the "Series A Securities"), of the tenor and amount hereinafter set forth, and to provide therefor the Company has duly authorized the execution and delivery of this First Supplemental Indenture; and

            WHEREAS, all things necessary to make the Securities, when executed by the Company and authenticated and delivered hereunder and duly issued by the Company, the valid obligations of the Company, and to make this First Supplemental Indenture a valid agreement of the Company, each in accordance with their terms, have been done.

            NOW, THEREFORE, THIS FIRST SUPPLEMENTAL INDENTURE
WITNESSETH:

            For and in consideration of the premises and the purchase of the Series A Securities by the Holders thereof, it is mutually agreed, for the equal and proportionate benefit of all Holders of the Series A Securities as follows:


                                   ARTICLE ONE

                 GENERAL TERMS OF THE SERIES A SECURITIES

SECTION 101.  Title; Stated Maturity; Interest.

            The aggregate principal amount of Securities which may be authenticated and delivered under this First Supplemental Indenture is limited to $103,092,775 except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities pursuant to Section 303, 304, 305, 306, 906 or 1207 of the Indenture.

            The Securities shall be known and designated as the "7.85% Deferrable Interest Subordinated Debentures, Series A due 2036" of the Company. Their Stated Maturity shall be September 1, 2036, and they shall bear interest at the rate of 7.85% per annum, from October 21, 1996 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, as the case may be, payable quarterly (subject to deferral as set forth herein), in arrears, on March 1, June 1, September 1 and December 1 of each year, commencing December 1, 1996 until the principal thereof is paid or made available for payment. Additional Interest Attributable to Deferral will compound quarterly and will accrue at the rate of 7.85% per annum on any interest installment in arrears for more than one quarter or during an extension of an interest payment period as set forth below. In the event that any date on which interest is payable on the Securities is not a Business Day, then a payment of the interest payable on such date will be made on the next succeeding day which is a Business Day except that, if such Business Day is in the next succeeding calendar year, such Interest Payment Date shall be the immediately preceding Business Day (and without any interest or other payment in respect of any such delay).

            The Company shall have the right, at any time while any Series A Securities are outstanding, from time to time to extend the interest payment period thereon for up to 20 consecutive quarters (the "Extension Period") during which period interest will compound quarterly and the Company shall have the right to make partial payments of interest on any Interest Payment Date, and at the end of which Extension Period the Company shall pay all interest then accrued and unpaid thereon (together with Additional Interest Attributable to Deferral at the rate specified for the Series A Securities to the extent permitted by applicable law); provided that the Company shall not defer the interest payment period with respect to Additional Interest Attributable to Taxes and shall make payment thereof on the relevant Interest Payment Date; provided further that during any such Extension Period, the Company shall not declare or pay any dividends or distributions (other than dividends or distributions in capital stock of the Company or other securities, including other securities ranking junior in right of payment to the Series A Securities) on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock or any security ranking pari passu with or junior in right of payment to the Series A Securities, or make any guarantee payment with respect to the foregoing (other than pro rata payments under the Parent Guarantee and any similar Parent Guarantees issued by the Company on behalf of the holders of Preferred Securities issued by any issuer holding Securities) or repurchase, or cause any of its Subsidiaries to repurchase, any security of the Company ranking pari passu with or junior in right of payment to the Series A Securities (except for payments made on any series of Securities upon the stated maturity of such Securities); provided that the Company may redeem, purchase, acquire or make a liquidation payment with respect to any of its capital stock or any security ranking pari passu with or junior in right of payment to the Series A Securities, make any guarantee payment with respect to the foregoing or repurchase, or cause any of its subsidiaries to repurchase, any security of the Company ranking pari passu with or junior in right of payment to the Series A Securities with securities (or the proceeds from the issuance of securities) having no higher ranking than the capital stock or the other securities which are to be redeemed, purchased, or acquired, with respect to which a liquidation payment is to be made, to which a guarantee payment is to be made with respect to the foregoing or which are to be repurchased. Prior to the termination of any such Extension Period, the Company may further extend the interest payment period, provided that such Extension Period together with all such previous and further extensions thereof shall not exceed 20 consecutive quarters or extend beyond the Stated Maturity or the Redemption Date of the Series A Securities. Upon the termination of any Extension Period and upon the payment of all accrued and unpaid interest and any Additional Interest then due, the Company may select a new Extension Period, subject to the foregoing requirements. Except for Additional Interest Attributable to Taxes, no interest shall be due and payable during an Extension Period, except at the end thereof. The Company shall give the Series A Trust, the Administrative Trustees of the Series A Trust and the Trustee notice of its selection of such Extension Period, subject to the above requirements, at least one Business Day prior to the earlier of (i) the related Interest Payment Date or (ii) the date the Series A Trust is required to give notice to the New York Stock Exchange or other applicable self-regulatory organization or to Holders of the Series A Preferred Securities of the record date or the date such distributions are payable, but in any event not less than one Business Day prior to such record date. The Trustee shall promptly notify the Holders of the Series A Preferred Securities and the Administrative Trustees of the Series A Trust of the Company's selection of such an Extension Period.

            The principal of and interest on the Series A Securities shall be payable at the office or agency of the Company in the United States maintained for such purpose and at any other office or agency maintained by the Company for such purpose in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that, at the option of the Company, payment of interest may be made (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Securities Register or (ii) by wire transfer in immediately available funds at such place and to such account as may be designated by the Person entitled thereto as specified in the Securities Register; provided further, that for so long as any Series A Security is registered in the name of the Property Trustee, payment of principal (including Redemption Price and interest) shall be made by wire transfer in immediately available funds at such place and to such account as may be designated by the Property Trustee.

            The Series A Securities shall be subordinated in right of payment to Senior Indebtedness as provided in Article Eleven of the Indenture. The Series A Securities shall be pari passu with the Parent Guarantee.

            The Series A Securities shall be redeemable as provided in Section 102 below and in Article Twelve of the Indenture.

SECTION 102.  Redemption.

            At any time on or after October 21, 2001, the Company shall have the right to redeem the Series A Securities, in whole or in part, from time to time, at a Redemption Price equal to 100% of the principal amount of Series A Securities to be redeemed plus accrued but unpaid interest, including any Additional Interest, if any, to the Redemption Date.

            If a Tax Event or an Investment Company Act Event shall occur and be continuing or upon the event of the termination or liquidation of the Series A Trust pursuant to an order for the dissolution, termination, or liquidation of the Series A Trust entered by a court of competent jurisdiction, the Company shall have the right to redeem the Series A Securities in whole but not in part, at a Redemption Price equal to 100% of the principal amount thereof plus accrued but unpaid interest, including Additional Interest, if any, to the Redemption Date.

            For so long as the Series A Trust is the Holder of all Series A Securities Outstanding, the proceeds of any redemption described in this Section 102 shall be used by the Series A Trust to redeem Series A Preferred Securities in accordance with their terms. The Company shall not redeem the Series A Securities in part unless all accrued and unpaid interest (including any Additional Interest) has been paid in full on all Series A Securities Outstanding for all quarterly interest periods terminating on or prior to the Redemption Date.

SECTION 103.  Global Security.

            If the Series A Trust is not the sole Holder of the Series A Securities, in order to utilize a book-entry-only system for all or any portion of the Series A Securities, all or a portion of the Series A Securities may be issued in the form of one or more fully-registered Global Securities for the aggregate principal amount of such Series A Securities (the "Series A Global Securities"), which Series A Global Securities shall be registered in the name of the Depositary selected by the Company or in the name of such Depositary's nominee. The initial Depositary shall be The Depository Trust Company. Each Series A Global Security shall be delivered by the Trustee to the Depositary or pursuant to the Depositary's instruction.

            If an event described under Clause (2) of Section 305 of the Indenture shall occur, then this Section 103 shall no longer be applicable to the Series A Global Securities, and the Company will execute, and the Trustee will authenticate and deliver (subject to receipt of an Officer's Certificate evidencing the Company's determination if the Company has exercised its rights under Clause (2)(C) of Section 305), Series A Securities in definitive registered form without coupons, in authorized denominations, and in an aggregate principal amount equal to the principal amount of the Series A Global Securities in exchange for such Series A Global Securities. Upon the exchange of Series A Global Securities for such Series A Securities in definitive registered form, the Series A Global Securities shall be cancelled by the Trustee. Such Series A Securities in definitive registered form issued in exchange for Series A Global Securities pursuant to this Section 103 shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its Direct or Indirect Participants or otherwise, shall direct. The Trustee shall deliver such Series A Securities to the Persons in whose names such Series A Securities are so registered.

            Except as provided below, owners solely of beneficial interests in a Series A Global Security shall not be entitled to receive physical delivery of Series A Securities in definitive form and will not be considered the Holders thereof for any purpose under the Indenture.

            Members of or participants in the Depositary shall have no rights under this Supplemental Indenture or the Indenture with respect to any Series A Global Security held on their behalf by the Depositary, and such Depositary or its nominee, as the case may be, may be treated by the Company, the Trustee, and any agent of the Company or the Trustee as the Holder of such Series A Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing contained herein shall prevent the Company, the Trustee, or any agent of the Company or the Trustee, from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its members or participants, the operation of customary practices governing the exercise of the rights of a Holder of any Series A Security, including without limitation the granting of proxies or other authorization of participants to give or take any request, demand, authorization, direction, notice, consent, waiver or other action which a Holder is entitled to give or take under the Indenture.


                                   ARTICLE TWO

                            FORM OF SERIES A SECURITY

            The Series A Securities are to be in substantially the following form:

                       [FORM OF FACE OF SERIES A SECURITY]

                       SOUTHWESTERN PUBLIC SERVICE COMPANY

                       % Deferrable Interest Subordinated
                          Debenture, Series A, due 2036

No. A-___________
$
 ----------------


            SOUTHWESTERN PUBLIC SERVICE COMPANY, a corporation duly organized and existing under the laws of the State of New Mexico (herein called the "Company," which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to ________________, or registered assigns, the principal sum of ________ DOLLARS ($________) on September 1, 2036 and to pay interest on said principal sum from October 21, 1996 or from the most recent interest payment date (each such date, an "Interest Payment Date") to which interest has been paid or duly provided for, quarterly (subject to deferral as set forth herein) in arrears on March 1, June 1, September 1 and December 1 of each year, commencing December 1, 1996, at the rate of 7.85% per annum plus Additional Interest, if any, until the principal hereof shall have become due and payable, and on any overdue principal. The amount of interest payable for any period will be computed on the basis of twelve 30-day months and a 360-day year and, for any period shorter than a full monthly period, shall be computed on the basis of the actual number of days elapsed in such period. In the event that any date on which interest is payable on this Security is not a Business Day, then a payment of the interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the date the payment was originally payable. A "Business Day" shall mean any day other than a Saturday or a Sunday or a day on which banking institutions in the City of New York are authorized or required by law or executive order to remain closed or a day on which the Corporate Trust Office of the Trustee, the principal office of the property trustee under the Trust Agreement or the principal office of the Company is closed for business. The interest installment so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities, as defined in the Indenture) is registered at the close of business on the Regular Record Date for such interest installment, which shall be the close of business on the Business Day next preceding such Interest Payment Date or, if this Security is issued in certificated form, the close of business on the 15th day next preceding such Interest Payment Date. Any such interest installment not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

            The Company shall have the right at any time during the term of this Security, from time to time, to extend the interest payment period of such Security for up to 20 consecutive quarters (an "Extension Period"), during which period interest will compound quarterly and the Company shall have the right to make partial payments of interest on any Interest Payment Date, and at the end of which Extension Period the Company shall pay all interest then accrued and unpaid (together with

Additional Interest thereon to the extent that payment of such interest is permitted by applicable law); provided that the Company shall not defer the interest payment period with respect to Additional Interest Attributable to Taxes; provided further that during any such Extension Period, the Company shall not declare or pay any dividends or distributions (other than dividends or distributions in capital stock of the Company or other securities ranking junior in right of payment to the Securities) on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock or any security ranking pari passu with or junior in right of payment to this Security, or make any guarantee payment with respect to the foregoing (other than pro rata payments under the Parent Guarantee and any similar Parent Guarantees issued by the Company on behalf of the holders of Preferred Securities issued by any issuer holding Securities) or repurchase, or cause any of its Subsidiaries to repurchase, any security of the Company ranking pari passu with or junior in right of payment to this Security (except for payments made on any series of securities upon the stated maturity of such securities); provided that the Company may redeem, purchase, acquire or make a liquidation payment with respect to any of its capital stock or any security ranking pari passu with or junior in right of payment to this Security, make any guarantee payment with respect to the foregoing or repurchase, or cause any of its subsidiaries to repurchase, any security of the Company ranking pari passu with or junior in right of payment to this Security with securities (or the proceeds from the issuance of securities) having no higher ranking than the capital stock or the other securities which are to be redeemed, purchased, or acquired, with respect to which a liquidation payment is to be made, to which a guarantee payment is to be made with respect to the foregoing or which are to be repurchased. Prior to the termination of any such Extension Period, the Company may further extend the interest payment period, provided that such Extension Period together with all such previous and further extensions thereof shall not exceed 20 consecutive quarters or extend beyond the maturity of this Security. Upon the termination of any such Extension Period and upon the payment of all accrued and unpaid interest and any Additional Interest then due, the Company may select a new Extension Period, subject to the foregoing requirements. No interest shall be due and payable during an Extension Period except at the end thereof. The Company shall give the Holder of this Security and the Trustee notice of its selection of an Extension Period at least one Business Day prior to the earlier of (i) the Interest Payment Date or (ii) the date the Series A Trust is required to give notice to the New York Stock Exchange or other applicable self-regulatory organization or to holders of the Series A Preferred Securities of the record date or the date such distributions are payable, but in any event not less than one Business Day prior to such record date.

            Payment of the principal of and interest on this Security will be made at the office or agency of the Company maintained for that purpose in Wilmington, Delaware, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Securities Register or (ii) by wire transfer in immediately available funds at such place and to such account as may be designated by the Person entitled thereto as specified in the Securities Register.

            The indebtedness evidenced by this Security is, to the extent provided in the Indenture, subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness, and this Security is issued subject to the provisions of the Indenture with respect thereto. Each Holder of this Security, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on such Holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination so provided and (c) appoints the Trustee such Holder's attorney-in-fact for any and all such purposes. Each Holder hereof, by such Holder's acceptance hereof, waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture of each holder of Senior Indebtedness, whether now outstanding or hereafter incurred, and waives reliance by each such Holder upon said provisions.

            Reference is hereby made to the further provisions of the Indenture summarized on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

            IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:  ________, 199

                                    SOUTHWESTERN PUBLIC SERVICE
                                     COMPANY


                                       By:
                                          ------------------------
                                          Name:
                                          Title:
Attest:


------------------------



                   FORM OF REVERSE OF SERIES A SECURITY

            This Security is one of a duly authorized issue of Securities of the Company, designated as its 7.85% Deferrable Interest Subordinated Debentures, Series A, due 2036 (therein called the "Securities"), limited in aggregate principal amount to $103,092,775 issued under an Indenture, dated as of October 21, 1996 supplemented by a First Supplemental Indenture, dated as of October 21, 1996 (herein called the "Indenture"), between the Company and Wilmington Trust Company, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and such supplemental indentures reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Trustee, the Company and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered.

            All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

            At any time on or after October 21, 2001, the Company shall have the right, subject to the terms and conditions of Article Twelve of the Indenture, to redeem this Security at the option of the Company, without premium or penalty, in whole or in part, at a Redemption Price equal to 100% of the principal amount to be redeemed plus accrued but unpaid interest, including Additional Interest, if any, to the Redemption Date. If a Tax Event or an Investment Company Event (as defined in the Indenture) shall occur and be continuing, the Company shall have the right, subject to the terms and conditions of Article Twelve of the Indenture, to redeem this Security at the option of the Company, without premium or penalty, in whole but not in part, at a Redemption Price equal to 100% of the principal amount thereof plus accrued but unpaid interest, including Additional Interest, if any, to the Redemption Date. Any redemption pursuant to this paragraph will be made upon not less than 30 nor more than 90 days' notice, at the Redemption Price. If the Securities are only partially redeemed by the Company, the Securities will be redeemed pro rata, by lot or in such other manner as the Trustee shall deem appropriate and fair in its discretion and that may provide for the selection of a portion or portions (equal to twenty-five U.S. dollars ($25) or any integral multiple thereof) of the principal amount of any Security.

            In the event of the redemption of this Security in part only, a new Security or Securities for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

            If an Event of Default with respect to the Securities shall occur and be continuing, the principal of the Securities may be declared due and payable in the manner, with the effect and subject to the conditions provided in the Indenture.

            The Indenture contains provisions for satisfaction and discharge at any time of the entire indebtedness of this Security upon compliance by the Company with certain conditions set forth in the Indenture.

            The Indenture contains provisions permitting the Company and the Trustee, with the consent of Holders of the Securities of each series to be affected of not less than a majority in principal amount of the Outstanding Securities of such series, to modify the Indenture in a manner affecting the rights of the Holders of the Securities of such series; provided that no such modification may, without the consent of the Holder of each Outstanding Security affected thereby, (i) extend the fixed maturity of the Securities, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest (other than pursuant to an Extension Period) thereon, or reduce any premium payable upon the redemption thereof, or (ii) reduce the percentage of principal amount of the Securities, the Holders of which are required to consent to any such modification of the Indenture. The Indenture also contains provisions permitting Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

            No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

            As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Securities Register, upon surrender of this Security for registration of transfer at the office or agency of the Company, Wilmington Trust Company, 1100 North Market Street, Wilmington, Delaware 19890, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Securities Registrar duly executed by, the Holder hereof or the Holder's attorney thereunto duly authorized in writing, and thereupon one or more new Securities, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees. No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

            Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security shall be overdue, and none of the Company, the Trustee or any such agent shall be affected by notice to the contrary.

            The Securities are issuable only in registered form without coupons in denominations of $25 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities are exchangeable for a like aggregate principal amount of Securities of a different authorized denomination, as requested by the Holder surrendering the same.

            A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each holder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Securities.

            THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.


                                  ARTICLE THREE

                         MISCELLANEOUS PROVISIONS

            SECTION 301.  Definitions of Terms.

            Except as otherwise expressly provided in this First Supplemental Indenture or in the form of Series A Security otherwise clearly required by the context hereof or thereof, all terms used herein that are defined in the Indenture shall have the meanings assigned to them therein.

            SECTION 302.  Ratification of Indenture.

            The Indenture, as supplemented by this First Supplemental Indenture, is in all respects ratified and confirmed, and this First Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided.

            SECTION 303.  Recitals.

            The recitals herein contained are made by the Company and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this First Supplemental Indenture.

            SECTION 304.  Counterparts.

            This First Supplemental Indenture may be executed in any number of counterparts each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

            IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, on the date or dates indicated in the acknowledgments and as of the day and year first above written.

                                    SOUTHWESTERN PUBLIC SERVICE
                                     COMPANY


                                    By /s/ Bill D. Helton
                                       ----------------------------
                                        Name:   Bill D. Helton
                                        Title:Chairman of the Board

Attest:


/s/ Mary Pullum
--------------------------
Name:  Mary Pullum
Title: Assistant Secretary

                                    WILMINGTON TRUST COMPANY,
                                      as Trustee


                                    By /s/ Donald G. MacKelcan
                                       --------------------------
                                        Name: Donald G. MacKelcan
                                        Title:Assistant Vice
                                                President

Attest:


----------------------------
Name:
Title: